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                                                                    Exhibit T3-C

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                                  BISSELL INC.

                               SUBORDINATED NOTES


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                                   INDENTURE



                           Dated as of March 15, 1998



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                          FIRST OF AMERICA BANK, N.A.

                                    Trustee



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        INDENTURE dated as of March 15, 1998 between BISSELL INC., a Michigan corporation (the "Company") and First of America Bank, N.A., a national banking corporation ("Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the [__]% Subordinated Notes of the Company having a final maturity of June 30, 2008 (the "Notes"):

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. DEFINITIONS.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agent" means any Registrar or Paying Agent.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the board of directors of the Company or any duly authorized committee thereof.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Company" has the meaning set forth in the preamble hereto.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof; provided, however, for the purpose of presentation of Notes for payment, transfer or exchange and maintenance of the registration books, such term shall mean the office at which the Trustee conducts its corporate agency business, or such other address as to which the Trustee may give notice to the Company.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Event of Default" has the meaning assigned to it in Section 6.01 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other




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entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "Holder" means a holder of any of the Notes.

     "Indebtedness" means any indebtedness of the Company, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (other than contingent or "earnout" payment obligations) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the Company prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of the Company (whether or not such indebtedness is assumed by the Company) and, to the extent not otherwise included, the Guarantee by the Company of any indebtedness of any other Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Interest Payment Date" means March 31, June 30, September 30 and December 31 in any applicable year

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of Grand Rapids, Michigan, Kalamazoo, Michigan, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.



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     "Officer's Certificate" means a certificate signed on behalf of the
Company by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or the Treasurer of the Company, that meets the requirements set forth in Section
11.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof.

     "Paying Agent" has the meaning assigned to it in Section 2.03 hereof.

     "Permitted Junior Securities" means equity securities of the Company or debt securities of the Company that are subordinated in right of payment to all Senior Debt and all securities issued in exchange for Senior Debt that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Record Date" means, with respect to any Interest Payment Date, the 15th day of the preceding calendar month.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt who shall have given notice in writing to the Trustee that it serves in such capacity with respect to Senior Debt.

     "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee assigned to perform the duties of Trustee hereunder and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Registrar" has the meaning assigned to it in Section 2.03 hereof.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means all Indebtedness from time to time outstanding unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (1) any liability for federal, state, local or other taxes owed or owing by the Company, (2) any trade payables, (3) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, and (4) Indebtedness evidenced by the Notes.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Trustee" means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

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SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The  following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified' means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.


SECTION 1.03. RULES OF CONSTRUCTION.

      Unless the context otherwise requires:


           (1) a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3) "or" is not exclusive;

           (4) words in the singular include the plural, and in the plural include the singular; provisions apply to successive events and transactions; and

           (5) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                  ARTICLE 2
                                   THE NOTES

SECTION 2.01. FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, applicable stock exchange rule, if any, or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. The Notes shall be issued only in registered form, without coupons, in denominations which are in integral multiples of $[___]. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

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SECTION 2.02. EXECUTION AND AUTHENTICATION.

     One Officer shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by one Officer, authenticate Notes for original issue up to the aggregate principal amount $[_________]. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.08 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ( "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one additional paying agent. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is

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not the Registrar, the Company shall furnish to the Trustee at least seven
Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange. When Notes are presented by a Holder to the Registrar with a request:

                 (x) to register the transfer of the Notes; or

                 (y) to exchange such Notes for an equal principal amount of
            Notes of authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for register of transfer or exchange:

            (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his or her attorney, duly authorized in writing; and

            (ii) such request shall be accompanied by the following additional information and documents, as applicable:

                 (A) if such Note is being delivered to the Registrar by a
            Holder for registration in the name of such Holder, without transfer, or such Note is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);

                 (B) if such Note is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                 (C) if such Note is being transferred in reliance on any
            exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act and all applicable state or foreign securities laws.

      (b) Legends.

          (i) Each Note certificate evidencing a Note (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

          THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND (A) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF

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          THE STATES OF THE UNITED STATES AND ANY FOREIGN JURISDICTION AND
          (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

      (c) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges which are in compliance with the provision of this Section 2.06, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge payable in connection therewith (other than any such taxes or similar governmental charge payable upon exchange or transfer).

          (iii) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          (iv) The Company shall not be required to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

          (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

          (vi) The Trustee shall authenticate Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07. REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

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SECTION 2.08. OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

     If any portion of the principal amount of any Note is considered paid under Sections 3.05 or 4.01 hereof, such portion ceases to be outstanding and interest on such portion ceases to accrue.

SECTION 2.09. TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10. CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to any applicable record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.11. DEFAULTED INTEREST OR PRINCIPAL.

     If the Company defaults in the payment of an installment of interest or principal on the Notes, it shall pay the defaulted interest or principal in any lawful manner to the Persons who are Holders on a subsequent special Record Date. Subject to the requirement that the Company must pay all defaulted interest on the Notes before paying any defaulted principal, the Company shall notify the Trustee in writing of any default under clauses (i) or (ii) of
Section 6.01 and the amount of defaulted interest or principal proposed to be paid on the Notes and the date of the proposed payment. The Company shall fix or cause to be fixed each such special Record Date and payment date, provided that no such special Record Date shall be less than 10 days prior to the related payment date for such defaulted interest or principal. At least 15 days before the special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special Record Date, the related payment date and the amount of such interest or principal, or both, to be paid.
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SECTION 2.12. REQUIREMENT FOR SURRENDER OF NOTES UPON FINAL MATURITY OR
PREPAYMENT.

     Each Holder of a Note, as a condition to the payment to such Holder of any amount of principal which is being prepaid by the Company and to the payment to such Holder of an amount representing the remaining principal due on such Note, whether at the date specified for payment thereof in such Note or upon prepayment thereof, shall surrender the same to the Paying Agent. If after such payment with respect to any Note so surrendered, any principal will remain due thereon, the Paying Agent shall deliver such Note to the Company and the Company shall promptly return it to the Holder surrendering the same after placing a notation thereon of the amount of principal prepaid and the date of such prepayment. If no further interest or principal is due with respect to a Note so surrendered, the Paying Agent shall deliver the same to the Trustee for cancellation and the Trustee shall destroy canceled Notes (subject to any applicable record retention requirement of the Exchange Act). The Company, by written notice to the Trustee, may waive the requirement for surrender of Notes either before or after payment of the last installment of principal or any prepayment.

                                   ARTICLE 3
                                   PREPAYMENT

SECTION 3.01. COMPANY'S RIGHT TO PREPAY THE NOTES.

     The Company has the right to prepay the Notes in whole or in part on any Interest Payment Date. All prepayments shall be applied ratably to all Notes outstanding. Any partial prepayment shall be applied against installments of principal due on the Notes in the inverse order of the maturities of such installments. Prepayments shall be made only to the Persons who are registered Holders of the Notes on the applicable Record Date and shall be subject to the requirements of Section 2.12.

SECTION 3.02. NOTICES TO TRUSTEE.

     If the Company elects to prepay the Notes in whole or in part, it shall furnish to the Trustee, at least 45 days but not more than 60 days before the Interest Payment Date on which such prepayment will be made, an Officer's Certificate setting forth (i) the Interest Payment Date on which such prepayment is to be made, and (ii) the amount of principal to be prepaid.

SECTION 3.03. NOTICE OF PREPAYMENT.

     At least 30 days but not more than 60 days before an Interest Payment Date on which a prepayment shall be made, the Company shall mail or cause to be mailed, by first class mail, a notice to each current Holder of Notes at their registered address.

     The notice shall state:

     (a) the Interest Payment Date on which the prepayment shall be made;

     (b) the amount of the prepayment;

     (c) if the Notes are being prepaid in part, the portion of the principal amount of the Notes being prepaid and to be outstanding thereafter and that, after the Interest Payment Date on which the prepayment is being made and upon surrender of the Notes, the Notes shall be returned to the Holders after the Company shall place thereon a notation of the amount prepaid and the date of such prepayment;

     (e) the name and address of the Paying Agent;


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     (e) that the Notes must be surrendered to the Paying Agent to collect the amount being prepaid; and

     (f) that, unless the Company defaults in making such prepayment, interest on the amount being prepaid ceases to accrue on and after the Interest Payment Date on which the prepayment is being made.

     At the Company's request, the Trustee shall give the notice of prepayment in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Interest Payment Date on which the prepayment is to be made, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF PREPAYMENT.

     Once notice of prepayment is mailed in accordance with Section 3.03 hereof, the amount to be prepaid shall become irrevocably due and payable by the Company on the specified Interest Payment Date. A notice of prepayment may not be conditional.

SECTION 3.05. DEPOSIT OF PREPAYMENT AMOUNT.

     On or before 10:00 a.m. Eastern Time on the interest date specified for any prepayment, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the amount to be prepaid and all regularly due principal and accrued interest on all Notes due on such Interest Payment Date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the amount to be prepaid on the Notes and all regularly due principal and accrued interest on the Notes on such Interest Payment Date.

     If the Company complies with the provisions of the preceding paragraph, on and after the Interest Payment Date on which the prepayment is to be made, interest shall cease to accrue on the principal portions of Notes being prepaid whether or not such Notes are presented for such prepayment. If the Notes are not prepaid in whole or in part upon surrender for prepayment because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Interest Payment Date on which the prepayment was to be made until such principal is paid.

SECTION 3.06. NOTES PREPAID IN PART.

     Upon surrender of a Note that has been prepaid in part, the Company shall return the same to the Holder after placing a notation thereon of such prepayment.


                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01. PAYMENT OF NOTES.

     The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money


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deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain in the State of Michigan an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the State of Michigan for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03. REPORTS BY COMPANY.

     The Company shall:

           (1) file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to
      Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

           (2) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

           (3) transmit by mail to all Holders, as their names and addresses appear in records of the Registrar within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs
      (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the SEC; and

           (4) furnish to Trustee not less often than annually an Officer's Certificate specifying such Officer's knowledge of the Company's compliance with the conditions and covenants of this Indenture, and if the Company shall be in default, specify all such defaults and the nature and status thereof of which such Officer may have knowledge.

      The Company shall at all times comply with TIA Section 314(a).

SECTION 4.04. TAXES.

     The Company shall pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.05. CORPORATE EXISTENCE.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence in accordance with its articles of incorporation (as the same may be amended from time to time), and (ii) the rights (charter and statutory), licenses and material franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and (iii) immediately after such transaction no Default or Event of Default exists.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, the Company (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

     Each of the following constitutes an "Event of Default":

           (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by Article 9 hereof);

           (ii) default for five days in the payment when due of any principal on the Notes (whether or not prohibited by Article 9 hereof);

           (iii) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with the provisions described under
      Article 5 hereof;

           (iv) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of its other agreements in this Indenture or the Notes;

           (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

           (vi) failure by the Company to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

           (vii) the Company pursuant to or within the meaning of Bankruptcy
      Law;

                 (a) commences a voluntary case,

                 (b) consents to the entry of an order for relief against it in an involuntary case,

                 (c) consents to the appointment of a custodian of it or for all or substantially all of its property,

                 (d) makes a general assignment for the benefit of its
            creditors, or

                 (e) generally is not paying its debts as they become due; or

           (viii) a court of competent jurisdiction enters an order or decree in an involuntary case or proceeding under any Bankruptcy Law that:

                 (a) is for relief against the Company;

                 (b) appoints a custodian of the Company or for all or
            substantially all of the Company; or

                 (c) orders the liquidation of the Company; or

      if any petition for the foregoing relief shall be filed against the Company and such petition remains unstayed and in effect for 60 consecutive days.

     The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     An Event of Default shall not be deemed to have occurred under clause (iv) of this Section 6.01 until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02. ACCELERATION.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration all principal and interest on the Notes shall become immediately due and payable.

     At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) if, in the event of the cure or waiver of an Event of Default of the type described in clauses (vii) or
(viii) of Section 6.01 hereof, the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except, subject to the second paragraph of
Section 6.02 hereof, a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes

(including the failure to make any prepayment as to which notice was given to the Holders of the Notes pursuant to Section 3.03) or a Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

           (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

           (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

           (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

           (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and interest remaining unpaid on the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties relating to the Notes or that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

     First:  to the Trustee, its agents and attorneys for any amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances, made by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee, upon prior notice to the Company, may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the duties, rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default actually known to the Trustee:

           (i) the Trustee shall not be liable hereunder except for such duties of the Trustee which shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee shall not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

           (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability whatsoever in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder. The Trustee shall be under no obligation to exercise any of its duties under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it in its reasonable judgment against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and other experts and the advice of such counsel or expert or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) chosen in good faith.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it in its reasonable judgment against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in accordance with the requirements of the TIA, in the event that the Trustee acquires any conflicting interest as enumerated under Section 310 of the TIA it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the issuance of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each March 1 beginning with the March 1 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company, each stock exchange on which the Notes are listed and the SEC in accordance with TIA Section 313(d).

SECTION 7.07. COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee upon demand from time to time compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property relating to the Notes or held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     As to notice of liens or charges, the Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying, the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall, if such resulting surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has or has a corporate parent that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 8.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

      (a)  to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (c) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation pursuant to
           Article 5 hereof;

      (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any Holder of a Note; or

      (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.02. WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 8.02, this Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.02, 6.04 and 6.07 hereof, any existing Default or

Event of Default (other than a Default or Event of Default in the payment of principal of or interest on the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

        In addition, any amendment to the provisions of Article 9 hereof will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of the Holders of the Notes.

     Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.02, 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not:

           (i) reduce the principal amount of or interest on Notes whose Holders must consent to an amendment, supplement or waiver;

           (ii) reduce the principal of, interest on or change the fixed maturity of any installment of principal on any Notes;

           (iii) reduce the interest rate of or change the time for payment on any Note;

           (iv) waive a Default or Event of Default in the payment of principal of or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

           (v) make any Note payable in money other than that stated in the Notes;

           (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

           (vii) waive any prepayment with respect to which notice has been given to the Holders pursuant to Section 3.03 hereof; or

           (viii) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 8.03. COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.


SECTION 8.04. REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to his/her Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then notwithstanding the provisions of the second sentence of the preceding paragraph, those Holders of Notes who were Holders on such Record Date (or their duly designated proxies), and only those Holders, shall be entitled to revoke any consent previously given, whether or not such Holder of Notes continues to be a Holder of Notes after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on the Notes, on or after the respective due dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder of Notes.

SECTION 8.05. NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may (but is not required to) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. If an amendment, supplement or waiver changes the terms of the Notes, the Company may require the Holders of the Notes to deliver the Notes to the Trustee. The Company may place an appropriate notation on the Notes and return them to the Holders. Alternatively, the Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 9
                                 SUBORDINATION

SECTION 9.01. AGREEMENT TO SUBORDINATE.

     The Company agrees, and each Holder of Notes by accepting a Note agrees, that the payment of principal of and interest on, and all other Obligations in respect of, the Notes (including, without limitation, any prepayment due on the Notes scheduled as provided in Section 3.01, hereof, but not including the Trustee's right to payment under Section 7.07) will be subordinated in right of payment, to the extent and in the manner as set forth in this Article 9, to the prior payment in full in cash of all Senior Debt, whether outstanding on the date hereof or hereafter incurred.

SECTION 9.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

     (1) the holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the documents relating to the applicable Senior Debt, whether or not the claim for such interest is allowed as a claim in such proceeding) before the Holders of Notes shall be entitled to receive any payment on account of any Obligations with respect to the Notes (except that all Holders of Notes may receive Permitted Junior Securities); and

     (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full in cash, any distribution to which Holders of Notes would be entitled but for this Article 9 shall be made to holders of Senior Debt, as their interests may appear (except that Holders of Notes may receive Permitted Junior Securities).

SECTION 9.03. DEFAULT ON SENIOR DEBT.

     The Company may not make any payment or distribution to the Trustee or any Holder of Notes on account of any Obligations in respect of the Notes (except payments to the Trustee under Section 7.07) and may not acquire from the Trustee or any Holder of Notes any Notes for cash or property (other than Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Debt have been paid in full in cash if:

           (i) a default in the payment of any principal or other Obligations with respect to Senior Debt occurs and is continuing beyond any applicable grace period (including any default in payment upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise) in the agreement, indenture or other document governing such Senior Debt, or any judicial proceeding is pending to determine whether any such default has occurred; or

           (ii) any other default occurs and is continuing with respect to Senior Debt that then permits, or would permit, with the passage of time or the giving of notice or both, holders of the Senior Debt as to which such default relates to accelerate its maturity.

     The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

           (1) in the case of a payment default referred to in clause (i) above, upon the date on which the default is cured or waived or otherwise ceases to exist, unless another default, event of default or other event that would prohibit such payment shall have occurred and be continuing, or all Obligations in respect of such Senior Debt shall have been paid in full in cash; or

           (2) in the case of a nonpayment default referred to in clause (ii) above, the date on which such nonpayment default is cured or waived.

SECTION 9.04. ACCELERATION OF NOTES.

     If payment of the Notes is accelerated by the Trustee because of an Event of Default, the Trustee shall promptly notify the Representatives for the Senior Debt of the acceleration but the Trustee shall not be liable for failure to give such notice.

SECTION 9.05. WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited under the terms of this Indenture, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to the holders of Senior Debt as their interests may appear or their Representatives, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash in accordance with their terms, after giving effect to any payment or distribution to or for the holders of Senior Debt made concurrently with such payment received by the Trustee or such Holder. Any distribution to the holders of Senior Debt or their Representatives of assets other than cash may be held by such holders or such Representatives as additional collateral without any duty to the Holder of Notes to liquidate or otherwise realize on such assets or to apply such assets to any Senior Debt or other Obligations relating thereto.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 9, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Notes or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 9, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

SECTION 9.06. NOTICE BY COMPANY.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 9, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 9.

SECTION 9.07. SUBROGATION.

     After all Senior Debt is paid in full in cash and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 9 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 9.08. RELATIVE RIGHTS.

     This Article 9 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

           (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

           (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

           (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive distributions and payments otherwise payable to or received by Holders.

     If the Company fails because of this Article 9 to pay principal of or interest on a Note on the due date, the failure is nevertheless a Default or Event of Default.

SECTION 9.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture regardless of any knowledge thereof that any such Holder of Notes or holder of Senior Debt, as the case may be, may have or be otherwise charged with. The holders of Senior Debt may extend, renew, restate, supplement, modify or amend the terms of the Senior Debt or any Obligations with respect thereto or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and its Affiliates all without incurring responsibility to any Holder or the Trustee, without impairing or releasing the obligations of any Holder or the Trustee to the holders of Senior Debt, and without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

     Each Holder of the Notes by its acceptance thereof: (a) acknowledges and agrees that the holders of any Senior Debt or their Representative, in its or their discretion, and without affecting any rights of any holder of Senior Debt under this Article 9, may foreclose any mortgage or deed of trust covering interest in real property securing such Senior Debt or any guarantee thereof by judicial or nonjudicial sale, even though such action may release the Company or any guarantor of such Senior Debt from further liability under such Senior Debt or any guarantee thereof or may otherwise limit the remedies available to the holders thereof; and (b) hereby waives any defense that such Holder may otherwise have to the enforcement by any holder of any Senior Debt or its Representative against such Holder of this Article 9 after or as a result of any action, including any such defense based on any loss or impairment of rights of subrogation.

     If at any time any payment of Obligations with respect to any Senior Debt is rescinded or must otherwise be returned upon the insolvency, bankruptcy, reorganization or liquidation of the Company or otherwise, the provisions of this Article 9 shall continue to be effective or reinstated, as the case may be, to the same extent as though such payments had not been made.

SECTION 9.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representatives.

     Upon any payment or distribution of assets of the Company referred to in this Article 9, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representatives or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 9.

SECTION 9.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this Article 9 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 9. Only the Company or a Representative or a holder of Senior Debt that has no Representative may give the notice. Nothing in this
Article 9 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof. Nothing in this Section 9.11 is intended to or shall relieve any Holder from the obligations imposed under Section 9.05 hereof with respect to monies or other distributions received in violation of the provisions hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 9.12. AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 9, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes, including, in the event of any insolvency, bankruptcy or receivership case or proceeding or any dissolution, winding-up, liquidation, reorganization or other similar proceedings relative to the Company (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of the Notes of such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the holders of Senior Debt and any Representative are hereby authorized, and shall have the right (without any duty), to demand, sue for, collect, and receive the payments and distributions in respect of the Notes which are required to be paid or delivered to the holders of the Senior Debt as provided in this Article 9, and to file and prove all claims therefor.

     The Company, the Trustee and each Holder by their acceptance of the Notes, acknowledge that damages would be inadequate to compensate the holders of Senior Debt for any breach or default by the Company, the Trustee or any such Holder of its obligations under this Article 9, and, therefore, agree that the holders of Senior Debt and their Representatives shall be entitled to equitable relief, including injunctive relief and specific performance, in the enforcement thereof.

SECTION 9.13. THIRD PARTY BENEFICIARY, ETC.

     The foregoing provisions regarding subordination are solely for the purpose of defining the relative rights of the holders of Senior Debt on the one hand and the Holders of Notes on the other hand. Such provisions are for the benefit of the holders of Senior Debt (and their successors and assigns) and shall be enforceable by them directly against the Holders (and their successors and assigns). This Article 9 shall constitute a continuing offer to all Persons who become holders of, or who continue to hold, Senior Debt (whether such Senior Debt was created or acquired before or after the issuance of the Notes).

                                   ARTICLE 10
                           SATISFACTION AND DISCHARGE


SECTION 10.01.  SATISFACTION AND DISCHARGE OF THE INDENTURE

     This Indenture will be discharged and will cease to be of further effect as to all outstanding Notes when:

     (a) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to Trustee for cancellation; or

     (b) (i) all Notes not theretofore delivered to Trustee for cancellation have become due and payable by reason of the making of a notice of prepayment or otherwise and the Company has irrevocably deposited or caused to be deposited with Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to Trustee for cancellation of principal and accrued interest to the date of maturity or prepayment and (ii) the Company has paid all sums required to be paid by it under this Indenture.

     As previously provided, the obligations of the Company under Section 7.07 shall survive the satisfaction and discharge of this Indenture.

SECTION 10.02.  CONDITIONS TO SATISFACTION AND DISCHARGE OF THE INDENTURE

     The Company shall deliver an Officers' Certificate to Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

                                   ARTICLE 11
                                 MISCELLANEOUS


SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the duties imposed by TIA Section 318(c) shall control.

SECTION 11.02. NOTICES.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

If to the Company:

      BISSELL Inc.
      2345 Walker, N.W.
      Grand Rapids, Michigan 49544
      Telecopier No.: (616) 784-8101
      Attention: Chief Financial Officer

      With a copy to:

      Hecht & Lentz
      333 Bridge N.W., Suite 330
      Grand Rapids, Michigan 49504
      Telecopier No.: (616) 776-7203
      Attention: David M. Hecht, Esq.

If to the Trustee:

      First of America Bank, N.A.
      Trust and Financial Services Division
      1001 South Worth
      Birmingham, Michigan 48009-6943
      Telecopier No.: (248) 901-2457
      Attention: Corporate Trust Department

     The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if sent by registered or certified mail; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Trustee shall comply with Section 312(b). The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, at the request of the Trustee:

     (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08. GOVERNING LAW.

     The internal law of the State of Michigan shall govern and be used to construe this Indenture and the Notes.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

     All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


SECTION 11.13. TABLE OF CONTENTS; HEADINGS; ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page.]


                   REMAINING PORTION INTENTIONALLY LEFT BLANK

       Dated as of March 15, 1998       BISSELL INC.


                                        By: ___________________________

                                        Name: ________________________

                                        Title: _________________________


                                        FIRST OF AMERICA BANK, N.A.


                                        By: __________________________

                                        Name: _______________________

                                        Title: ________________________

                               TABLE OF CONTENTS


    ARTICLE 1 - DEFINITIONS AND INCORPORATION BY REFERENCE.................  1
     SECTION 1.01. DEFINITIONS. ...........................................  1
     SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. .....  5
     SECTION 1.03. RULES OF CONSTRUCTION. .................................  5

    ARTICLE 2 - THE NOTES..................................................  5
     SECTION 2.01. FORM AND DATING. .......................................  5
     SECTION 2.02. EXECUTION AND AUTHENTICATION. ..........................  6
     SECTION 2.03. REGISTRAR AND PAYING AGENT. ............................  6
     SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. ...................  6
     SECTION 2.05. HOLDER LISTS. ..........................................  6
     SECTION 2.06. TRANSFER AND EXCHANGE. .................................  7
     SECTION 2.07. REPLACEMENT NOTES. .....................................  8
     SECTION 2.08. OUTSTANDING NOTES. .....................................  9
     SECTION 2.09. TREASURY NOTES. ........................................  9
     SECTION 2.10. CANCELLATION. ..........................................  9
     SECTION 2.11. DEFAULTED INTEREST OR PRINCIPAL. .......................  9
     SECTION 2.12. REQUIREMENT FOR  SURRENDER OF NOTES UPON FINAL
                   MATURITY OR PREPAYMENT. ................................ 10

    ARTICLE 3 - PREPAYMENT................................................  10
     SECTION 3.01. COMPANY'S RIGHT TO PREPAY THE NOTES.
     SECTION 3.02. NOTICES TO TRUSTEE.....................................  10
     SECTION 3.03. NOTICE OF PREPAYMENT...................................  10
     SECTION 3.04. EFFECT OF NOTICE OF PREPAYMENT. .......................  11
     SECTION 3.05. DEPOSIT OF PREPAYMENT AMOUNT. .........................  11
     SECTION 3.06. NOTES PREPAID IN PART. ................................  11

    ARTICLE 4 - COVENANTS.................................................  11
     SECTION 4.01. PAYMENT OF NOTES. .....................................  11
     SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY. ......................  12
     SECTION 4.03. REPORTS BY COMPANY.....................................  12
     SECTION 4.04. TAXES. ................................................  13
     SECTION 4.05. CORPORATE EXISTENCE. ..................................  13

    ARTICLE 5 - SUCCESSORS................................................  13
     SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS. .............  13
     SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED. ....................  13

    ARTICLE 6 - DEFAULTS AND REMEDIES.....................................  14
     SECTION 6.01. EVENTS OF DEFAULT......................................  14
     SECTION 6.02. ACCELERATION...........................................  15
     SECTION 6.03. OTHER REMEDIES.........................................  15
     SECTION 6.04. WAIVER OF PAST DEFAULTS. ..............................  15
     SECTION 6.05. CONTROL BY MAJORITY. ..................................  16
     SECTION 6.06. LIMITATION ON SUITS. ..................................  16
     SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT. ........  16
     SECTION 6.08. COLLECTION SUIT BY TRUSTEE.............................  16
     SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. .....................  17
     SECTION 6.10. PRIORITIES. ...........................................  17
     SECTION 6.11. UNDERTAKING FOR COSTS..................................  17

    ARTICLE 7 -  TRUSTEE..................................................  18
     SECTION 7.01. DUTIES OF TRUSTEE. ....................................  18
     SECTION 7.02. RIGHTS OF TRUSTEE. ....................................  19
     SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. .........................  19
     SECTION 7.04. TRUSTEE'S DISCLAIMER...................................  19
     SECTION 7.05. NOTICE OF DEFAULTS. ...................................  19
     SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES. ...........  20
     SECTION 7.07. COMPENSATION AND INDEMNITY. ...........................  20
     SECTION 7.08. REPLACEMENT OF TRUSTEE. ...............................  21
     SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. .....................  21
     SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. ........................  22
     SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY......  22

    ARTICLE 8 - AMENDMENT, SUPPLEMENT AND WAIVER..........................  22
     SECTION 8.01.  WITHOUT CONSENT OF HOLDERS OF NOTES...................  22
     SECTION 8.02. WITH CONSENT OF HOLDERS OF NOTES.......................  22
     SECTION 8.03. COMPLIANCE WITH TRUST INDENTURE ACT. ..................  24
     SECTION 8.04. REVOCATION AND EFFECT OF CONSENTS......................  24
     SECTION 8.05. NOTATION ON OR EXCHANGE OF NOTES. .....................  24
     SECTION 8.06. TRUSTEE TO SIGN AMENDMENTS, ETC. ......................  24

    ARTICLE 9 - SUBORDINATION.............................................  25
     SECTION 9.01. AGREEMENT TO SUBORDINATE. .............................  25
     SECTION 9.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY. .................  25
     SECTION 9.03. DEFAULT ON SENIOR DEBT. ...............................  25
     SECTION 9.04. ACCELERATION OF NOTES..................................  26
     SECTION 9.05. WHEN DISTRIBUTION MUST BE PAID OVER. ..................  26
     SECTION 9.06. NOTICE BY COMPANY......................................  26
     SECTION 9.07. SUBROGATION. ..........................................  26
     SECTION 9.08. RELATIVE RIGHTS. ......................................  27
     SECTION 9.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. .........  27
     SECTION 9.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE...............  28
     SECTION 9.11. RIGHTS OF TRUSTEE AND PAYING AGENT. ...................  28
     SECTION 9.12. AUTHORIZATION TO EFFECT SUBORDINATION..................  28
     SECTION 9.13. THIRD PARTY BENEFICIARY, ETC. .........................  29

    ARTICLE 10 - SATISFACTION AND DISCHARGE...............................  29
     SECTION 10.01. SATISFACTION AND DISCHARGE OF THE INDENTURE...........  29
     SECTION 10.02. CONDITIONS TO SATISFACTION AND DISCHARGE OF THE
                    INDENTURE.............................................  29

    ARTICLE 11 - MISCELLANEOUS............................................  29
     SECTION 11.01. TRUST INDENTURE ACT CONTROLS. ........................  29
     SECTION 11.02. NOTICES. .............................................  30
     SECTION 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH
                    OTHER HOLDERS OF NOTES................................  31
     SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT....  31
     SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.........  31
     SECTION 11.06. RULES BY TRUSTEE AND AGENTS...........................  31
     SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                    EMPLOYEES AND STOCKHOLDERS............................  31
     SECTION 11.08. GOVERNING LAW.........................................  32
     SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. .......  32
     SECTION 11.10. SUCCESSORS............................................  32
     SECTION 11.11. SEVERABILITY..........................................  32
     SECTION 11.12. COUNTERPART ORIGINALS.................................  32
     SECTION 11.13. TABLE OF CONTENTS; HEADINGS; ETC. ....................  32

                             EXHIBIT A TO INDENTURE

                            [_____]% SUBORDINATED NOTE

No. _____                                                       $____________

     BISSELL Inc., a corporation duly organized and existing under the laws of Michigan (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________________, or registered assigns, the principal sum of ________________ Dollars payable in seven installments each equal to one-seventh (1/7th) of such principal sum (but not to exceed the principal remaining unpaid) payable on each June 30 of the years 2002 through 2008, unless sooner paid, and to pay interest thereon from [_______], 1998 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30 and December 31 in each year (each an "Interest Payment Date"), commencing June 30, 1998, at the rate of [__]% per annum, until the principal hereof is paid or made available for payment.

     THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND (A) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY FOREIGN JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     THE PROVISIONS ON THE REVERSE HEREOF ARE A PART OF THIS NOTE AND INCORPORATED HEREIN BY REFERENCE.

Dated: ________________
                                                BISSELL Inc.
                                                By_____________________________
                                                Name:
                                                Title:

This is one of the
Notes referred to in the
within-mentioned indenture:


Dated:  ________, 1998

First of America Bank, N.A., as Trustee

By: __________________________
Name: _______________________
Title: ________________________

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. COMPUTATION OF INTEREST. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company shall make or cause to be made payments in respect of all payments of principal and interest by mailing a check to the Holder's registered address as determined on the applicable Record Date.

     3. PAYING AGENT AND REGISTRAR. Initially, First of America Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. Subject to restrictions and requirements for transfer described in the Indenture, this Note may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 15, 1998 ("Indenture") among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

     5. PREPAYMENT. The Company has the right to prepay the Notes in whole or in part on any interest payment date. All prepayments shall be applied ratably to all Notes outstanding. Any partial prepayment shall be applied against installments of principal due on the Notes in the inverse order of the maturities of such installments. At least 30 days but not more than 60 days before an interest payment date on which a prepayment shall be made, the Company shall mail or cause to be mailed, by first class mail, a notice to each Holder whose Notes are to be redeemed at its registered address providing the details as to such prepayment.

     6. SURRENDER OF NOTE. Each Holder of a Note, as a condition to the payment to such Holder of any amount of principal which is being prepaid by the Company and to the payment to such Holder of an amount representing the remaining principal due on such Note, whether at the date specified for payment thereof in such Note or upon prepayment thereof, shall surrender the same to the Paying Agent. If after such payment with respect to any Note so surrendered, any principal will remain due thereon, the Paying Agent shall deliver such Note to the Company and the Company shall promptly return it to the Holder surrendering the same after placing a notation thereon of the amount of principal prepaid and the date of such prepayment.

     7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $[____] and integral multiples of $[___] in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes or similar governmental charge in connection with such transfer or exchange. The Company need not exchange or register the transfer of any Note during the period between a Record Date and the corresponding Interest Payment Date.

     8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes, provided that Holders entitled to receive payments of interest or principal under a Note shall be determined only on the 15th day of the preceding calendar month (the "Record Date").

     9. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of the Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     10. DEFAULTS AND REMEDIES.  Each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest, if any, on the Notes (whether or not prohibited by Article 9 of the Indenture); (ii) default for five days in payment when due of any installment of principal on the Notes (whether or not prohibited by Article 9 of the Indenture); (iii) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with the provisions described under Article 5 of the Indenture; (iv) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

     At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest, if any, that have become due solely because of the acceleration, (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) if, in the event of the cure or waiver of an Event of Default of the type described in clauses
(vii) or (viii) of Section 6.01 of the Indenture, the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Subject to the second paragraph of Section 6.02 of the Indenture, Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     11. SUBORDINATION. Each Holder by accepting a Note agrees that the payment of principal of and interest on, and all other Obligations in respect of, each Note is subordinated in right of payment, to the extent and in the manner provided in Article 9 of the Indenture, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of the Senior Debt.

     12. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     13. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants-in-common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants-in-common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                                          BISSELL Inc.
                                          2345 Walker, N.W.
                                          Grand Rapids, Michigan 49544
                                          Attention: Chief Financial Officer

                                ASSIGNMENT FORM

To assign this Note subject to the restrictions and requirements described in the Indenture, fill in the form below:

(I) or (we) assign and transfer this Note to:

_____________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________________

_____________________________________________________

_____________________________________________________

_____________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date: _____________________        Your Signature:


                                   _____________________________________________
                                   (Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

                             EXHIBIT B TO INDENTURE

        FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER OF
                               SUBORDINATED NOTES
                  (Pursuant to Section 2.06 of the Indenture)

First of America Bank, N.A., as Trustee
Trust and Financial Services Division
1001 South Worth
Birmingham, Michigan 48009-6943
Attention: Corporate Trust Department

     Re: Subordinated Notes due June 2008 of BISSELL, Inc.

Dear Ladies and Gentlemen:

     Reference is hereby made to the Indenture, dated as of March 15, 1998
(the "Indenture"), among BISSELL, Inc., as issuer (the "Company"), and First of America Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $_________________ principal amount of Notes which are evidenced by one or more Notes and registered with the Registrar in the name of ______________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Note(s) in the form of an equal principal amount of Notes evidenced by one or more Notes, to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

     In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

[CHECK ONE]

      ___ the Surrendered Notes are being delivered to the Registrar by the Holder for registration in the name of the Holder, without transfer, or such Note is being transferred to the Company;

      ___ the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act; or

      ___ the Surrendered Notes are being transferred in reliance on an exemption from the registration requirements of the Securities Act and an Opinion of Counsel from the Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act and all applicable state or foreign securities laws is attached.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and each of you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby.

                                    ____________________________________
                                    Name of Transferor


Dated:  _____________________       By: ________________________________
                                    Name: ______________________________
                                    Title: _______________________________
cc:   BISSELL, Inc.
      2345 Walker, N.W.
      Grand Rapids, Michigan 49544
      Telecopier No.: (616) 784-8101
      Attention: Chief Financial Officer